As filed with the Securities and Exchange Commission on May 19, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

COMMUNITY HEALTHCARE TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	46-5212033
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

354 Cool Springs Blvd. Suite 106 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-203210

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of the Registrant’s Securities to be Registered

The description of the common stock, $0.01 par value per share (“Common Stock”), of Community Healthcare Trust Incorporated (the “Registrant”), included under the heading “Description of Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-11 (File No. 333-203210), initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on April 2, 2015, as subsequently amended (the “Registration Statement”), is incorporated herein by reference.  The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act relating to the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.         Exhibits

Under the Instructions to Exhibits with respect to Form 8-A, no exhibits are required to be filed because (A) no other securities of the Registrant are registered on the New York Stock Exchange LLC and (B) the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 19, 2015

COMMUNITY HEALTHCARE TRUST INCORPORATED

By:	/s/ Timothy G. Wallace
Name: Timothy G. Wallace
Title: Chairman, Chief Executive Officer and President